Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INFORMATION
On June 18, 2010, United American Healthcare Agreement ("UAHC") entered into a Securities Purchase and a Warrant Purchase Agreement to acquire 100% of the outstanding common units and warrants to purchase common units of Pulse Systems, LLC (“Pulse”). The consideration paid to acquire the common units and warrants of Pulse totaled approximately $9.46 million, which consisted of (a) cash paid at closing of $3.4 million, (b) a non-interest bearing note payable of $1.75 million (secured by a subordinated pledge of all the common units of Pulse), (c) 1,608,039 shares of UAHC common stock determined based on an initial value of $1.6 million, (d) an estimated purchase price adjustment of $210,364 based on targeted levels of net working capital, cash and debt of Pulse at the acquisition date and (e) the funding of $2.5 million for certain obligations of Pulse as discussed below. The shares of UAHC common stock were issued on July 12, 2010, upon approval by the UAHC board of directors on July 7, 2010 and, therefore, were revalued at each balance sheet date until issued. The shares of UAHC common stock had a fair value of $1.05 million as of June 30, 2010, and a fair value of $884,000 on July 12, 2010, the date the shares were issued and recorded. The Company also assumed Pulse’s notes payable to a bank of $4.25 million, after making a payment at closing as discussed below.
In connection with the acquisition of the Pulse common units, Pulse entered into a redemption agreement with the holders of its preferred units to redeem the preferred units for $3.99 million. Pulse is only allowed to redeem the preferred units if UAHC makes additional cash equity contributions to Pulse in an amount necessary to fully fund each such redemption. UAHC funded an initial payment of $1.75 million to the preferred unit holders on June 18, 2010. Pulse has agreed to redeem the remaining preferred units over a two-year period ending in June 2012. Finally, as an additional condition of closing, UAHC funded a $750,000 payment toward Pulse’s outstanding term loan with a bank and pledged all of the common units of Pulse to the bank as additional security for the remaining $4.25 million outstanding under the loan. The initial payment of $1.75 million to the preferred unit holders and the $750,000 payment to the bank by UAHC are considered additional consideration for the acquisition of Pulse. The funding of the remaining redemption payments totaling $2.24 million and the assumption of Pulse’s notes payable are not included in the $9.46 million purchase price listed above.
The unaudited pro forma combined balance sheet and statements of income, together referred to as the “Unaudited Pro Forma Combined Financial Statements” should be read in conjunction with:
•	the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements;

•	the separate historical unaudited financial statements of UAHC as of and for the three and nine months ended March 31, 2010, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2010;

•	the separate historical audited financial statements of UAHC as of June 30, 2009 and 2008 and for each of the years in the three-year period ended June 30, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2009;

•	the separate historical unaudited financial statements of Pulse as of and for the three months ended March 31, 2010; and

•	the separate historical audited financial statements of Pulse as of and for the years ended December 31, 2009 and 2008.
The unaudited pro forma combined balance sheet as of March 31, 2010 gives effect to the acquisition of Pulse as if it occurred on that date. The unaudited pro forma combined statements of income for the nine months ended March 31, 2010 and the year ended June 30, 2009 give effect to the acquisition as if it occurred on July 1, 2008 by combining the results for the nine months ended March 31, 2010 of UAHC with the results for the same period of Pulse, and combining the results for the year ended June 30, 2009 of UAHC with the results for the same period of Pulse.
The Unaudited Pro Forma Combined Financial Statements are based on preliminary assumptions and adjustments related to the valuation of the fixed and intangible assets and are dependent upon finalizing these valuations. Accordingly, the pro forma purchase price allocation and amortization adjustments are preliminary, subject to future adjustments and have been made solely for purpose of providing the Unaudited Pro Forma Combined Financial Statements.
The Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what such financial position or results would be for any future periods.

UNITED AMERICAN HEALTH CARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
As of March 31, 2010
(in thousands)

	Historical	Historical Pulse	Pro Forma		Pro Forma
	UAHC (1)	(2)	Adjustments		Combined

Assets
Current Assets
Cash	$9,416	$84	$(5,900)	A	$3,600
Accounts receivable, net	96	981	—		1,077
Inventories	—	239	—		239
Prepaid expenses and other	281	90	—		371

Total Current Assets	9,793	1,394	(5,900)		5,287

Property and equipment, net	14	980	—		994

Other Assets
Intangible assets, net	—	2,541	891	B	3,432
Goodwill	—	13,049	(2,779)	C	10,270
Deferred financing costs, net	—	232	(232)	L	—
Marketable securities	2,370	—	—		2,370
Other	486	7	—		493

Total Other Assets	2,856	15,829	(2,120)		16,565

Total Assets	$12,663	$18,203	$(8,020)		$22,846

Liabilities & Equity
Current Liabilities
Current portion of notes payable	$—	$1,400	$1,374	D	$2,774
Current portion of capital lease obligations	—	90	—		90
Accounts payable	1,072	170	—		1,242
Accrued liabilities	340	196	—		536
Accrued purchase price	—	—	210	E	210

Total Current Liabilities	1,412	1,856	1,584		4,852

Notes payable	—	3,600	(475)	D	3,125
Capital lease obligations	—	228	—		228
Warrant liability	—	1,082	(1,082)	F	—
Interest rate swap	—	45	—		45
Redeemable preferred member units	—	—	1,850	H	1,850

Total Liabilities	1,412	6,811	1,877		10,100

Common stock	17,711	—	1,495	G	19,206
Additional paid-in capital	2,104	—	—		2,104
Accumulated deficit	(8,564)	—	—		(8,564)
Members’ Equity	—	11,392	(11,392)	H	—

Total Liabilities & Equity	$12,663	$18,203	$(8,020)		$22,846

(1)	As reported in UAHC’s unaudited quarterly report on Form 10-Q for the nine months ended March 31, 2010 that was filed with the U.S. Securities and Exchange Commission on May 17, 2010.

(2)	As reported in Pulse’s unaudited financial statements for the period ending March 31, 2010.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

UNITED AMERICAN HEALTH CARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the year ended June 30, 2009
(In Thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	UAHC (1)	Pulse (2)	Adjustments		Combined

Net revenue	$16,659	$10,798	$—		$27,457

Cost of revenue	10,181	5,531	—		15,712

Gross profit	6,478	5,267	—		11,745

Selling, general & administrative expenses	15,876	3,272	34	I	19,182

Operating income (loss)	(9,398)	1,995	(34)		(7,437)

Other income (expense):
Amortization of deferred financing costs	—	(111)	—		(111)
Interest income	688	3	—		691
Interest expense	—	(1,314)	(139)	J	(1,453)
Warrant, fair value adjustment	—	157	(157)	K	—

Income (loss) before income tax benefit	(8,710)	730	(330)		(8,310)

Income tax benefit	(5)	—	—		(5)

Net income (loss)	$(8,705)	$730	$(330)		$(8,305)

Earnings (loss) per share — basic and diluted	$(1.02)				$(0.82)

Weighted average shares outstanding	8,532		1,608	G	10,140

(1)	As reported in UAHC’s annual report on Form 10-K that was filed with the U.S. Securities and Exchange Commission on September 24, 2009.

(2)	As compiled from Pulse’s unaudited monthly financial statements for the twelve months beginning July 1, 2008, as Pulse historically reported on a calendar year basis.
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

UNITED AMERICAN HEALTH CARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Nine Months Ended March 31, 2010
(in thousands, except per share data)

	Historical	Historical Pulse	Pro Forma		Pro Forma
	UAHC (1)	(2)	Adjustments		Combined

Net revenue	$3,475	$5,844	$—		$9,319

Cost of revenue	2,752	2,922	—		5,674

Gross profit	723	2,922	—		3,645

Selling, general & administrative expenses	4,919	1,739	(279)	I	6,379

Operating income (loss)	(4,196)	1,183	279		(2,734)

Other income (expense):
Amortization of deferred financing costs	—	(43)	—		(43)
Interest income	105	0	—		105
Interest expense	—	(534)	(104)	J	(638)
Warrant, fair value adjustment	—	261	(261)	K	0

Net income	$(4,091)	$867	$(86)		$(3,310)

Earnings (loss) per share — basic and diluted	$(0.50)				$(0.34)

Weighted average shares outstanding	8,149	—	1,608	G	9,757

(1)	As reported in UAHC’s unaudited quarterly report on report on Form 10-Q for the nine months ending March 31, 2010 that was filed with the U.S. Securities and Exchange Commission on May 17, 2010.

(2)	As per Pulse’s unaudited financial statements for the nine month period ending March 31, 2010.

UNITED AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
Note 1 — ACQUISITION OF PULSE SYSTEMS, LLC
The fair value of the consideration paid for the acquisition of the net assets as of June 18, 2010, was as follows:

In Thousands
Cash at closing	$5,900
Note payable, net of discount	1,649
UAHC common stock	1,495
Obligation for estimated purchase price adjustment	210

Total consideration	$9,254

The UAHC common stock paid as consideration had a fair value of $884,000 on July 12, 2010, the date the shares were issued upon approval by the UAHC board of directors on that date.
The Unaudited Pro Forma Combined Financial Statements are based on preliminary assumptions and adjustments related to the valuation of the fixed and intangible assets and are dependent upon finalizing these valuations. Accordingly, the pro forma purchase price allocation and amortization adjustments are preliminary, subject to future adjustments and have been made solely for purpose of providing the Unaudited Pro Forma Combined Financial Statements. The amounts preliminarily assigned to the Company’s identifiable intangible assets acquired are based on their respective fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable intangible assets will be recorded as goodwill and estimated to be approximately $10.4 million, as of June 18, 2010. In accordance with current accounting standards, the goodwill will not be amortized and will be tested for impairment annually or as circumstances require.

UNITED AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
Note 2 — PRO FORMA ADJUSTMENTS
Pro forma adjustments reflect only those adjustments that are factually determinable. The allocation of the purchase price relating to this acquisition is preliminary, pending the finalization of the Company’s valuation of the identifiable intangible assets.
The unaudited pro forma combined statements of operations and balance sheet reflect the effect of the following pro forma adjustments:
(A) To record the amount of cash paid at closing ($3.4 million toward the common units and warrants, $1.75 million toward the redemption of preferred units, and $750,000 to pay down debt).
(B) To adjust the estimated fair value of identifiable intangible assets acquired. The Customer List is expected to be amortized over seven years and the Customer Back Log is expected to be amortized over the next six months.
(C) To adjust goodwill as the excess of the purchase price paid over the estimated fair value of the identified net assets acquired.
(D) To record the fair value of notes payable issued to common unit holders ($1.65 million) and the pay down of Pulse notes payable ($750,000).
(E) To record the amount due the former common unit holders for the purchase price adjustment.
(F) To record the sale and cancellation of outstanding warrants.
(G) To record the issuance of 1,608,039 shares of UAHC common stock and their fair value as of the acquisition date.
(H) To remove the historical equity of Pulse Systems, LLC and reflect the fair value of the unredeemed preferred member units as a liability.
(I) To adjust amortization expense for identifiable intangibles assets based on the preliminary allocation of the purchase price. These amounts were adjusted for the actual amortization that was expensed in each of these periods.
(J) To record interest expense for the notes payable issued to common unit holders and redeemable preferred member units.
(K) To remove the gain on the fair value adjustment for the warrants since the warrants were acquired in the transaction.
(L) To remove the deferred financing costs as the fair value of this asset at the acquisition date is $0.